Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
•Registration Statement (Form S-3 ASR No. 333-275713) of Target Corporation,
•Registration Statement (Form S-8 No. 333-274222) pertaining to the Target Corporation DDCP (2022 Plan Statement), the Target Corporation EDCP (2022 Plan Statement), and the Target Corporation Officer EDCP (2023 Plan Statement),
•Registration Statement (Form S-8 No. 333-30311) pertaining to the Dayton Hudson Corporation Executive Deferred Compensation Plan, the Dayton Hudson Corporation Highly Compensated Capital Accumulation Plan, the Dayton Hudson Corporation SMG Executive Deferred Compensation Plan, and the Dayton Hudson Corporation Director Deferred Compensation Plan,

•Registration Statement (Form S-8 No. 333-86373) pertaining to the Dayton Hudson Corporation Long-Term Incentive Plan of 1999,
•Registration Statement (Form S-8 Nos. 333-112260 and 333-75782) pertaining to the Dayton Hudson Corporation Highly Compensated Capital Accumulation Plan, the Target Corporation Director Deferred Compensation Plan, the Target Corporation Executive Deferred Compensation Plan, and the Target Corporation SMG Executive Deferred Compensation Plan,
•Registration Statement (Form S-8 No. 333-116096) pertaining to the Target Corporation Long-Term Incentive Plan,
•Registration Statement (Form S-8 No. 333-131082) pertaining to the Target Corporation Director Deferred Compensation Plan, the Target Corporation Executive Deferred Compensation Plan, and the Target Corporation SMG Executive Deferred Compensation Plan,
•Registration Statement (Form S-8 No. 333-174921) pertaining to the Target Corporation 2011 Long-Term Incentive Plan,
•Registration Statement (Form S-8 No. 333-205027) pertaining to the Amended and Restated Target Corporation 2011 Long-Term Incentive Plan,
•Registration Statement (Form S-8 No. 333-239155) pertaining to the Target Corporation DDCP (2013 Plan Statement), the Target Corporation EDCP (2017 Plan Statement), and Target Corporation Officer EDCP (2017 Plan Statement), and
•Registration Statement (Form S-8 No. 333-239154) pertaining to the Target Corporation 2020 Long-Term Incentive Plan;
of our reports dated March 11, 2026, with respect to the consolidated financial statements of Target Corporation and the effectiveness of internal control over financial reporting of Target Corporation included in this Annual Report (Form 10-K) of Target Corporation for the year ended January 31, 2026.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
March 11, 2026